UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  June 30, 2010

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On June 30, 2010, the Official Gazette of Venezuela published the decree of Venezuelan President Hugo Chavez, which decree authorizes the “forceful acquisition” of 11 drilling rigs owned by the Venezuelan subsidiary of Helmerich & Payne, Inc. (the “Company”).  The decree also authorizes the acquisition of other movable and real estate assets associated with operation of the subject drilling rigs.  The expropriation became effective June 30, 2010.  It is not clear to the Company what type or amount of compensation, if any, it may receive.  Nonetheless, the Company intends to pursue any and all of its options to recover a fair value for the seized assets.

For additional details related to the Company’s operations and risks in Venezuela, please refer to the Company’s June 24, 2010 press release attached as Exhibit 99 to the Company’s Form 8-K filed on such date, as well as the Company’s latest annual and quarterly reports on Form 10-K and Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: July 1, 2010